Exhibit 99.(e)(2)

AMENDMENT NO. 1
TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (this “Amendment”), effective as of the 17th day of June, 2008, by and between TD Asset Management USA Funds Inc. (“Customer”) and SEI Investments Distribution Co., a Pennsylvania corporation (“SIDCO”).

WHEREAS, Customer and SIDCO entered into a Distribution Agreement, dated as of the 27th day of July, 2007 (the “Agreement”).

WHEREAS, pursuant to the Agreement, among other things, SIDCO has agreed to sell shares of common stock as agent and on behalf of Customer;

WHEREAS, Customer and SIDCO desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule C (Portfolios and Classes). Schedule C (Portfolios and Classes) is hereby deleted in its entirety and replaced as set forth in Attachment 1 hereto.

2.

Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.

Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of law provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ David Hartman

Name:	David Hartman
Title:	President

SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Maxine J. Chou

Name:	Maxine J. Chou
Title:	CFO

ATTACHMENT 1

SCHEDULE C
PORTFOLIOS AND CLASSES

TDAM Money Market Portfolio
TDAM U.S. Government Portfolio
TDAM Municipal Portfolio
TDAM California Municipal Money Market Portfolio
TDAM New York Municipal Money Market Portfolio
TDAM Institutional Money Market Portfolio
TDAM Institutional U.S. Government Fund
TDAM Short-Term Investment Fund
TDAM Short-Term Bond Fund
TDAM Institutional Treasury Obligations Money Market Fund